As filed with the Securities and Exchange Commission on May 5,

2023
Registration No. 333-271486

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO
FORM S-8
REGISTRATION

STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VAXXINITY,

INC.
(Exact name of registrant as specified in its charter)

Delaware

86-2083865
(State or other jurisdiction of
incorporation or organization)

(I.R.S. Employer
Identification Number)
505 Odyssey Way
Merritt Island, FL 32953
(Address, including zip code, principal executive offices)
Vaxxinity,

Inc. 2021 Omnibus Incentive Compensation Plan
(Full title of the plan)
René Paula Molina
General Counsel and Secretary
Vaxxinity,

Inc.
505 Odyssey Way
Merritt Island, FL 32953
Telephone: (254)

244-5739
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer,

an accelerated filer, a non-accelerated filer,
a smaller reporting company or an emerging growth company.

See the definitions of “large accelerated filer,”
“accelerated filer,” “smaller reporting

company,” and “emerging

growth company” in Rule 12b-2 of the Exchange
Act.

Large accelerated filer

☐

Accelerated filer

☐
Non-accelerated filer

☒

Smaller reporting company

☒

Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition
period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B)
of the Securities Act.
☐

EXPLANATORY

NOTE
This Post-Effective

Amendment No. 1

on Form S-8 (the

“Registration Statement”) is

being filed to

include a signed
consent of Armanino LLP and a signed legal opinion and consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
P.C.

(“Mintz”).

The

Form

S-8

(Registration

No.

333-271486)

previously

filed

with

the

Securities

and

Exchange
Commission

on

April

28,

2023

(the

“Original

Filing”)

included

the

consent

of

Armanino

LLP,

the

Company’s
independent registered

public accounting firm

(the “Auditor Consent”),

as Exhibit 23.1

and the opinion

and consent
of Mintz

(the “Legal

Opinion”) as

Exhibit 5.1

but did

not include

the conformed

signatures of

Armanino LLP

and
Mintz in the Auditor Consent and the Legal Opinion, respectively.

Except

as

described

above,

this

Registration

Statement

does

not

update,

amend

or

modify

any

other

information,
statement or disclosure contained in the Original Filing. No additional securities are being registered, and registration fees were paid upon filing of the Original Filing.

PART

II
INFORMATION REQUIRED

IN THE REGISTRATION

STATEMENT

Item 8. Exhibits.

Exhibit
Number

Exhibit Description

Incorporated by
Reference

Filed
Herewith

Form

Date

Numbe
r

5.1

Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

X

23.1

Consent of Armanino LLP,

independent registered public accounting
firm.

X

23.2

Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
(included in Exhibit 5.1).

X

24.1

Power of Attorney (included on the signature page of the Original
Filing).

SIGNATURES
The Registrant.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Post-Effective

Amendment

No. 1

to the

above-referenced Registration

Statement to

be signed

on its

behalf by

the
undersigned, thereunto duly authorized, in Merritt Island, Florida

,

on May 5, 2023.

VAXXINITY,

INC.
By:

/s/ Mei Mei Hu

Name: Mei Mei Hu

Title: President and Chief Executive Officer
Pursuant to the

requirements of the

Securities Act of

1933, as amended,

this Registration Statement

has been signed
by the following persons in the capacities and on the dates indicated.

Name

Title

Date
/s/ Mei Mei Hu

President, Chief Executive Officer,

and Director

May 5, 2023
Mei Mei Hu

(Principal Executive Officer)

/s/ Jason Pesile

Senior Vice President, Finance &

Accounting

May 5, 2023
Jason Pesile

(Principal Financial Officer and Principal Accounting Officer)

*

Executive Chairman

May 5, 2023
Louis Reese

*

Director

May 5, 2023
George Hornig

*

Director

May 5, 2023
Landon Ogilvie

*

Director

May 5, 2023
Gaby Toledano

*

Director

May 5, 2023
Peter Diamandis

*

Director

May 5, 2023
Katherine Eade

*

Director

May 5, 2023
Peter Powchik

*

Director

May 5, 2023
James Smith

*By:

/s/ René Paula Molina
René Paula Molina
Attorney-in-Fact